Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Registration Statement Form S-8 to Form S-4 of our report dated February 18, 2015 relating to the financial statements and financial statement schedule which appears in Warner Chilcott Limited’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 17, 2015